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                                                                    EXHIBIT 23.3

                            [RYDER SCOTT LETTERHEAD]


                                    CONSENT


               As independent petroleum engineers, we hereby consent to the incorporation by reference in this registration statement of Apache Corporation on Form S-3 of our Firm's review of the proved oil and gas reserve quantities of Apache Corporation, DEKALB Energy Company, and of certain properties acquired from Texaco Exploration and Production Inc. as of January 1, 1995, and to all references to our Firm's name and review included in or incorporated by reference in this registration statement of Apache Corporation on Form S-3.




                                        /s/ RYDER SCOTT COMPANY
                                            PETROLEUM ENGINEERS
                                        -------------------------------------
                                            RYDER SCOTT COMPANY
                                            PETROLEUM ENGINEERS




Houston, Texas
September 13, 1995